Exhibit 3.21(a)

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF CORRECTION

TYPE OR PRINT CLEARLY IN BLACK INK.

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.      The name of the corporation is South Carolina Electric & Gas Company

2.      That on May 7, 2001 the corporation filed (fill out whichever is applicable):

a.      ☒          The following described document:

                  Articles of Amendment

b.      ☐          The attached document (attach copy of the document).

3.      That this document was incorrect in the following manner:

See attached Exhibit B

4.      That the incorrect matters stated in Paragraph 3 should be revised as follows:

Exhibit A to Restated Articles of Incorporation should be revised to read as set forth on the attached Exhibit B.

Date: February 16, 2004                               South Carolina Electric & Gas Company
Name of Corporation

/s/Lynn M. Williams
Signature

                                  Lynn M. Williams, Secretary
Type or Print Name and Office

Exhibit A

In Exhibit A to Restated Articles of Incorporation, (1) the total number of shares which the corporation was authorized to issue, the total number of shares of Preferred Stock, par value $100 per share, and the number of shares of Preferred Stock, par value $100 per share, unissued and undesignated were each overstated by 1,000,000; (2) the word “unissued” in Section 2(b)(ii) should have been “issued”; and (3) the words “(Series A)” should not have been included in Section 2(b)(v).

Exhibit B

EXHIBIT A
TO
RESTATED ARTICLES OF INCORPORATION
OF
SOUTH CAROLINA ELECTRIC & GAS COMPANY

Statement of Authorized Shares of Stock and of Preferred Stock
unissued and undesignated as to Series and issued
outstanding and designated as to Series
_________________________________________________________

As of the effective date of this Exhibit A:

1.           Authorized Classes.

The total number of shares which the Company shall be authorized to issue is 55,432,296, of which 2,000,000 shall be Preferred Stock of the par value of $25 per share, issuable in series, 1,682,296 shall be Preferred Stock of the par value of $50 per share, issuable in series, 1,750,000 shall be Preferred Stock of the par value of $100 per share, issuable in series, and 50,000,000 shall be Common Stock of the par value of $4.50 per share.

2.           Preferred Stock unissued and undesignated as to series
and issued, outstanding and designated as to series.

(a)           Par Value $25 per share

(i)           2,000,000 unissued and undesignated as to series.

(b)           Par Value $50 per share-entitled to one vote per share.

(i)           640,000 shares unissued and undesignated as to series.

(ii)           125,209 shares issued and outstanding designated “5% Preferred
Stock”

(iii)           9,600 shares issued and outstanding designated “4.50%
Cumulative Preferred Stock”

(iv)           16,052 shares issued and outstanding designated “4.60% (Series A)
Cumulative Preferred Stock”

(v)           67,000 shares issued and outstanding designated “5.125%
Cumulative Preferred Stock”

Exhibit B

(vi)           57,800 shares issued and outstanding designated “4.60% (Series B)
      Cumulative Preferred Stock”

(vii)           66,635 shares issued and outstanding designated “6% Cumulative
       Preferred Stock”

Total                      982,296

(c)           Par Value $50 per share-entitled
to one half of one vote per share

(i)           700,000 shares unissued and undesignated as to series

(d)           Par Value $100 per share

(i)           750,000 unissued and undesignated as to series.

(ii)           1,000,000 shares issued and outstanding designated “6.52%
Cumulative Preferred Stock”

Total                      1,750,000

3.           Shares Outstanding

The total number of shares issued and outstanding is 41,638,443, consisting of:

(a)           40,296,147 shares of Common Stock;

(b)           0 Shares of Preferred Stock par value $25 per share;

(c)           342,296 shares of Preferred Stock par value $50 per share-entitled to one vote per share;

(d)           0 shares of Preferred Stock par value $50 per share-entitled to one-half of one vote per share; and

(e)           1,000,000 shares of Preferred Stock par value $100 per share.

May 3, 2001